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                                                                     EXHIBIT 5.1

                                 LAW OFFICES OF
                        DONAHUE, GALLAGHER, WOODS & WOOD
                               1900 KAISER CENTER
                               300 LAKESIDE DRIVE
                         OAKLAND, CALIFORNIA 94612-3570
                                MAILING ADDRESS
                                 P.O. BOX 12979
                         OAKLAND, CALIFORNIA 94604-2979
                   TELEPHONE                       FACSIMILE
                 (510) 451-0544                  (510) 832-1486



                               September 9, 1994




Hancock Fabrics, Inc.
3406 West Main Street
Tupelo, Mississippi 38801

Gentlemen:

         Re:       Registration Statement on Form S-8

         This opinion is rendered in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Hancock Fabrics, Inc. (the "Company") to be submitted for filing with the Securities and Exchange Commission on September 9, 1994. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 50,000 shares of the Company's common stock issuable to nonemployee directors of the Company under the terms of the Company's 1991 Stock Compensation Plan for Nonemployee Directors (the "Plan"), 50,000 common stock purchase rights attached thereto (the "Rights") and 50,000 shares of the Company's common stock issuable upon exercise of the Rights. This opinion is delivered in connection with the requirements of Item 601(b)(5) of Regulation S-K applicable to the Act.

         We have examined such corporate records of the Company and other documents as in our judgment are necessary or appropriate to enable us to render this opinion, including the following documents, together with all exhibits and schedules to said documents:

         (a) The Registration Statement, including the Prospectus materials for distribution to participants in accordance therewith (the "Prospectus");

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Hancock Fabrics, Inc.
September 9, 1994
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         (b)       The Company's Certificate of Incorporation;

         (c)       The Company's By-Laws; and

         (d) Originals or copies otherwise identified to our satisfaction of certificates and written advices from public officials of the State of Delaware and from officers of the Company.

         In our examination of these documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In reliance upon the foregoing and upon the basis of our consideration of such matters of fact and law as we may have deemed relevant to the circumstances, we are of the following opinions:

         (1) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware;

         (2) The shares of the Company's common stock and the Rights referred to in the Registration Statement have been duly authorized for issuance and, when issued, will be legally issued, fully paid and nonassessable;

         (3) The federal income tax consequences that may accrue to participants and the Company as a result of participation in the Plan are as set forth in the Company's 1992 Proxy Statement, which is made a part of the Prospectus;

         (4) The Plan (not being a pension, profit-sharing or stock bonus plan) is not qualified under Section 401(a) of the Internal Revenue Code; and

         (5) The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding
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Hancock Fabrics, Inc.
September 9, 1994
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the foregoing, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus.




                                   Very truly yours,

                                   DONAHUE, GALLAGHER, WOODS & WOOD



                                   By   /s/ Gail P. Clark
                                      ------------------------------
                                      Gail P. Clark

GPC/lr